                                                                   Exhibit 10.53

                           TWELFTH AMENDMENT TO LEASE

      This Amendment made as of the 18th day of August, l997 is by and between Grove Street Associates of Jersey City Limited Partnership, a New Jersey limited partnership having an office at c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Landlord"), and Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation having an office at 277 Park Avenue, New York, New York 10172 (hereinafter called "Tenant").

                                   WITNESSETH

      WHEREAS, Landlord and Tenant have previously entered into a Lease as described on the attached Schedule #1 covering certain premises in the building at 1 Pershing Plaza, Jersey City, New Jersey (the "Building"); and

      WHEREAS, Tenant wishes to lease a portion of the space on the 12th floor of the Building.

      WHEREAS, The parties hereto wish to terminate the lease applicable to the Temporary Space as set forth in the Fifth Amendment to Lease at midnight July 31, 1997.

      WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree to amend and modify the Lease as follows:

1. All defined terms used in this Amendment shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.    The recitals set forth above are incorporated herein by reference.

3. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord approximately 4,809 rentable s.f. which represents a portion of the rentable area on the 12th floor of the Building (the "12th Floor Space") as shown shaded on the attached Exhibit A. Tenant has fully inspected the 12th Floor Space, is satisfied with the condition thereof, and agrees to accept possession of the 12th Floor Space in its current "AS-IS" condition, subject to reasonable wear and tear and damage by fire or other cause.

4. The term applicable to the 12th Floor Space shall commence on September 1, 1997 and shall expire on the Expiration Date of the Lease.

5. The first sentence of Section 1.02 of the Lease is hereby amended to read in its entirety as follows:

      "The premises hereby leased to Tenant are described on the attached Schedule #2."

6. In addition to the fixed rent to be paid to Landlord by Tenant for the Premises as previously set forth in the Lease, Lessee shall pay Landlord fixed rent for the 12th Floor Space as follows:

      (i) SEVEN THOUSAND SIX HUNDRED FORTY-SIX AND 31/100 DOLLARS ($7,646.31) per month for the period commencing September 1, 1997 and ending July 13, 1999;

      (ii) NINE THOUSAND ONE HUNDRED SEVENTY-SEVEN AND 18/100 DOLLARS ($9,177.18) per month for the period commencing July 14, 1999 to July 13, 2004;

      (iii) ELEVEN THOUSAND TWELVE AND 61/100 DOLLARS ($11,012.61) per month for the period commencing July 14, 2004 to July 13, 2009.

      The fixed rent shall be payable in the same manner and under the same terms and conditions as the fixed rent currently provided in the Lease.

7. As of September 1, 1997, Section 5.01(e) of the Lease is amended to provide that Tenant's Proportionate Share shall be 67.32% (66.55% + 0.77%), and that the agreed upon rentable square foot area of the Demised Premises shall be deemed to be 418,661 square feet.

8. As of September 1, 1997, Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 68.06% (67.28% + 0.78%).


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

9. The garage parking space allocation applicable to the 12th Floor Space is four (4) spaces. At any time during the Term, Tenant may elect to lease all or less than all of these spaces by sending written notice to Lessor of its intention to lease same. Upon Tenant's election to lease the garage parking spaces, Tenant agrees to pay Lessor the monthly rate Lessor is then charging other tenants in the Building for each space so leased.

10.   a.    The cost of electric current which is supplied by Landlord for use by Tenant in the 12th Floor Space, other than for air conditioning purposes, shall be reimbursed to the Landlord at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the Premises are located.

      b. Landlord shall, prior to the Commencement Date, estimate the electric power demand of the electric lighting fixtures and the electric equipment of Tenant to be used in the 12th Floor Space to determine the average monthly electric consumption thereof. During the Term, Tenant shall pay to Landlord, in advance, on the first day of every month in conjunction with Tenant's monthly payments of fixed rent, the amount estimated by Landlord as Tenant's monthly consumption. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the term commences or ends on any other than the first or last day of the month. Within sixty (60) days of the Commencement Date thereof, Tenant agrees that Landlord's electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in the 12th Floor Space to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Tenant. The findings of said consultant as to the average monthly electric consumption of Tenant shall, unless objected to by Tenant within thirty (30) days, be conclusive and binding on Landlord and Tenant. After Landlord's consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, any underpayment (based on the monthly consumption found by such consultant as compared to Lessor's estimate) as owing from the Commencement Date, and the then expired months, to include the then current month and thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Any overpayments made by Tenant shall be credited against the next electrical charges then payable to Lessor. If Tenant objects to Landlord's consultant's survey, Tenant shall nevertheless pay and continue to pay the amount determined by Landlord's consultant until the issue is finally resolved, but Tenant may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Landlord and Tenant's consultant cannot agree as to Tenant's consumption within thirty (30) days of Tenant's consultant's findings, either Landlord or Tenant may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Landlord and Tenant, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Tenant shall promptly be refunded by Landlord and any underpayment in Tenant's payments shall promptly be paid to Landlord.

11. With respect to the Twelfth Lease Amendment, Article 32 "Broker" is hereby deleted and the following shall apply to the leasing of the 12th Floor
      Space: "Landlord and Tenant represent and warrant to each other that no broker brought about this transaction, and the parties agree to indemnify and hold each other harmless from any and all claims of any broker (claiming to have dealt with the indemnifying party) arising out of or in connection with the negotiations of or entering into of this Amendment by Tenant and Landlord. Landlord represents that there is no commission due to Cushman and Wakefield in connection with this transaction pursuant to any prior agreement between Landlord and Cushman and Wakefield.

12. Tenant represents and warrants that this Lease and the undersigned's execution of same has been duly authorized and approved by the corporation's Board of Directors. The undersigned officer of the corporation represents and warrants he is an officer of the corporation with authority to execute this Lease on behalf of the corporation. Landlord represents and warrants that this Amendment and the undersigned's execution of same has been duly authorized and approved by all necessary partnership and corporate actions. The undersigned officer of the corporate general partner of Landlord represents and warrants that he is an officer of the corporation with authority to execute this Amendment on behalf of the corporate general partner of Landlord, and that the corporate general partner of Landlord is authorized to execute this Amendment on behalf of Landlord.

13. The lease applicable to the Temporary Space on the 12th floor of the Building shall terminate on August 31, 1997.


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

14. At Tenant's request, on or about May 23, 1997, Landlord installed two (2) pair of doors limiting access to the low-rise elevator bank on the 12th floor only to Tenant. This area shall be deemed the "12th Floor Elevator Lobby Space" and is shown cross-hatched on the attached Exhibit B. Tenant agrees to give Landlord access to this area during the Term to perform any maintenance, repairs, alteration or replacement. The provisions of Article
      21.02 Non-Liability and Indemnification shall apply to the 12th Floor Elevator Lobby Space as if it were a part of the Demised Premises from May 23, 1997 until the day Tenant returns the 12th Floor Elevator Lobby Space to Landlord so it once again becomes a part of the Building's Common Area.

      EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and sideletters applicable thereto covering the Premises shall remain in full force and effect as if the same had been set forth in full herein and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof. Tenant acknowledges that it has no offsets, defenses or counterclaims to its obligations under the Lease as amended hereby.

      THIS Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

GROVE STREET ASSOCIATES OF                DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP,          SECURITIES CORPORATION,
(Landlord)                                (Tenant)

By:   Cali Sub IV, Inc.
      General Managing Partner

By:   /s/ James G. Nugent                 By:   /s/ Robert A. Yurman
      ----------------------------              --------------------------------
      James G. Nugent                           Robert A. Yurman, Vice President
      Vice President - Leasing                  Director of Administration


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                     SCHEDULE #1 TO LEASE DATED JULY 1, 1987

LANDLORD: Grove Street Associates of Jersey City Limited Partnership

TENANT: Donaldson, Lufkin & Jenrette Securities Corporation

                            DESCRIPTION OF THE LEASE

DATE OF DOCUMENT    DOCUMENT                       SUBJECT
----------------    --------                       -------

July 1, 1987        Lease                          Original Document
July 1, 1987        First Amendment of the Lease   10th Floor Space
July 1, 1987        Side Letter Amendment
June 19, 1989       Side Letter Agreement
March 12, 1992      Second Amendment to Lease      Mezz. B - Storage Space
December 27, 1992   Third Amendment to Lease       11th Floor Space
September 29, 1993  Side Letter Agreement
December 23, 1993   Fourth Amendment to Lease      Mezz. B - Storage Space
May 1, 1994         Fifth Amendment to Lease       12th Floor - Temp. Space
March 9, 1995       Sixth Amendment to Lease       Mezz. B - Temp. Storage Space
June 16, 1995       Seventh Amendment to Lease     14th Flr. - Temp. Storage
                                                   Space
April 4, 1996       Eighth Amendment to Lease      14th & 15th Floor Space
April 4, 1996       Ninth Amendment to Lease       14th & 15th Floor Space
December 31, 1996   Tenth Amendment to Lease       Floor 12A Space
February 7, 1997    Eleventh Amendment to Lease    Dry cooler installation

                     SCHEDULE #2 to Lease dated July 1, 1987

      Landlord: Grove Street Associates of Jersey City Limited Partnership

        Tenant: Donaldson, Lufkin & Jenrette Securities Corporation

                       Description of the LEASED PREMISES

                                 OFFICE           STORAGE          TEMPORARY
FLOOR(S)                         SPACE             SPACE             SPACE
--------                         -----             -----             -----

         2-9                    256,925
         10                      35,820
                                -------
        2-10                    292,745
        Lobby                     4,800
                                -------
Lobby, 2-10                     297,545
         11                      36,600
                                -------
Lobby, 2-11                     334,145
Storage(kitchen)                                   8,194
Storage Space #1                                   1,800
Storage Space #2                                   3,747
Storage-Temporary #1                                                  794
Storage-Temporary #2                                                  112
        14&15                    73,200
         12A                      6,507                                 0
Subtotal                        413,852           13,741              906
         12                       4,809                0                0
                                -------           ------              ---
TOTAL S.F. AREAS                418,661           13,741              906
                                =======           ======              ===

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                                    EXHIBIT A

                              [FLOOR PLAN OMITTED]

                                    EXHIBIT B

                         12th Floor Elevator Lobby Space

                              [FLOOR PLAN OMITTED]